Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.0001 par value per share, of Cannae Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

CARRONADE CAPITAL MANAGEMENT, LP

By:	/s/ Rinarisa Coronel DeFronze
Rinarisa Coronel DeFronze, Chief Compliance Officer & Counsel
Date:	06/09/2025

Carronade Capital Master, LP

By:	/s/ Rinarisa Coronel DeFronze
Rinarisa Coronel DeFronze, Authorized Signatory
Date:	06/09/2025

CARRONADE CAPITAL GP, LLC

By:	/s/ Rinarisa Coronel DeFronze
Rinarisa Coronel DeFronze, Authorized Signatory
Date:	06/09/2025

CARRONADE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Rinarisa Coronel DeFronze
Rinarisa Coronel DeFronze, Authorized Signatory
Date:	06/09/2025

GROPPER DAN

By:	/s/ Dan Gropper
Individually and as attorney-in-fact for Mona Aboelnaga, Benjamin C. Duster, IV, Dennis A. Prieto and Chérie L. Schaible
Date:	06/09/2025